UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 29, 2008

PUBLIC MEDIA WORKS, INC.

A Delaware Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	000-29901	98-0020849
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

14759 Oxnard Street

Van Nuys, California 91411

(Address of principal executive offices)

818-904-9029

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

Public Media Works, Inc. (the “Company”) executed a consulting agreement dated April 22, 2008 for investor communication and public relations services with CRG Partners, Inc. (“CRG”). Pursuant to terms of the agreement, for the services provided by CRG under the agreement, the Company has agreed to issue 60,000 shares of the Company’s restricted common stock to CRG for the initial 30 day term, and an additional 300,000 shares of the Company’s restricted common stock to CRG if the Company renews the agreement for an additional 150 days. The description of the terms of the consulting agreement is qualified by reference to the complete copy of such agreement which is filed as an exhibit to this report and incorporated herein by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant

Burnham and Schumm, P.C. has resigned as the independent registered public accounting firm of the Company effective April 29, 2008. The Company engaged Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner”) as its independent registered public accounting firm effective April 29, 2008. The decision to change firms has been approved by the Company’s board of directors which also functions as the Company’s audit committee.

The reports of Burnham and Schumm, P.C. on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles, other than to state that there is substantial doubt as to the ability of the Company to continue as a going concern.

During the Company’s two most recent fiscal years and the subsequent interim period up to the dismissal of Burnham and Schumm, P.C., there have not been any disagreements between the Company and Burnham and Schumm, P.C., on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Burnham and Schumm, P.C. would have caused Burnham and Schumm, P.C. to make reference thereto in its reports on the Company’s audited financial statements, nor have there been any “reportable events,” as that term is described in Item 304(a)(1)(iv) of Regulation S-B.

The Company provided Burnham and Schumm, P.C. with a copy of the disclosures made in this report before this report was filed with the Securities and Exchange Commission. The Company requested that Burnham and Schumm, P.C. furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the disclosure made herein. The Company received such letter from Burnham and Schumm, P.C. wherein it confirmed its agreement with the disclosure made herein. A copy of that letter is attached as Exhibit 16 hereto.

During the Company’s two most recent fiscal years and the interim period prior to engaging Squar Milner, neither the Company nor anyone on its behalf consulted Squar Milner regarding any of the matters enumerated in Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-B.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

No.	Description

10.70	Consulting Agreement between the Company and CRG Partners, Inc. dated as of April 22, 2008

16	Letter from Burnham and Schumm P.C. dated April 29, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PUBLIC MEDIA WORKS, INC.

Dated: April 29, 2008	By:	/s/ Al Hayes
Al Hayes
Chief Executive Officer